Exhibit 10-a

Agreement to Purchase AXN Shares

Party A:  Aoxing Pharmaceutical Company, Inc. (AXN)

Party B:

After consultation, Party A and Party B reached an agreement as follows:  Party B will purchase ___________ AXN common shares at a price of $0.26/share = $____________.

This agreement will become effective on the date that this transaction is approved by the NYSE MKT. Within one week after approval, Party B will pay the purchase price to Party A, and Party A will deliver to Party B a certificate for the Shares.

Signature:

Party A:  Aoxing Pharmaceutical Company, Inc.

Its CEO:

Party B:

October 4, 2014